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                                                                Exhibit 5(c)(ii)

                                GLOBAL MANAGERS TRUST
                                MANAGEMENT AGREEMENT

                                     SCHEDULE A


              The Series of Global Managers Trust currently subject to this Agreement are as follows:

                                    Initial Series

     Neuberger & Berman International Portfolio










     Dated:  November 1, 1995
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